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Exhibit 21.1

Guess?, Inc.
List of Subsidiaries
(as of 2/2/08)

Investment In	Location	Owned By	Percentage of Ownership
Guess? Apparel Retail, B.V.	Netherlands	Guess? Europe, B.V.	100%
Guess Apparel Spain, SL	Spain	Guess? Europe, B.V.	100%
Guess? Asia Limited	Hong Kong	Guess? Europe, B.V.	100%
Guess? Bermuda Holdings, LLC	United States	Guess?, Inc.	100%
Guess? Bermuda Holdings, L.P.	Bermuda	Guess? Bermuda Holdings, LLC	99.9%	[1]
Guess? Canada Corporation	Canada	Guess? Euro-Canada, B.V.	100%
Guess.com, Inc.	United States	Guess?, Inc.	100%
Guess? Deutschland GMBH	Germany	Guess? Europe, B.V.	100%
Guess? Europe, B.V.	Netherlands	Guess? Bermuda Holdings, L.P.	100%
Guess? Euro-Canada, B.V.	Netherlands	Guess? Europe, B.V.	100%
Guess Fisher LLC	United States	Guess?, Retail Inc.	51%	[2]
Guess France SAS	France	Guess? Europe, B.V.	100%
Guess? Holdings Korea Limited Liability Company	Korea	Guess? Europe, B.V.	100%
Guess? IP GP LLC	United States	Guess? Licensing, Inc.	100%
Guess? IP Holder L.P.	United States	Guess? IP LP LLC	82.7%	[3]
Guess? IP LP LLC	United States	Guess?, Inc.	100%
Guess Italia, Srl	Italy	Guess? Europe, B.V.	100%
Guess? Licensing, Inc.	United States	Guess?, Inc.	100%
Guess Macau	Macau	Guess? Asia Ltd.	96%	[4]
Guess Operations Ireland Limited	Ireland	Guess? Europe, B.V.	100%	[5]
Guess? Retail, Inc.	United States	Guess?, Inc.	100%
Guess Service SRL	Italy	Guess Italia, SRL	100%
Guess? Shanghai Commercial Limited	China	Guess? Asia Limited	100%
Guess Swiss Sagl	Switzerland	Guess? Europe, B.V.	99%	[6]
Guess Europe Sagl	Switzerland	Guess? Europe, B.V.	99%	[7]
Guess U.K. Limited	United Kingdom	Guess? Europe, B.V.	100%
Guess ? Value LLC	United States	Guess? Retail, Inc.	100%
BARN SRL	Italy	Guess? Europe, B.V.	100%
Grupo Guess, S. de R.L. de C.V.	Mexico	Guess? Europe, B.V.	51%	[8]
Focus Europe, Srl	Italy	Guess? Europe, B.V.	75%	[9]
F.P. France Sarl	France	Focus Europe, Srl	100%
Surfol Trade, S.L.	Spain	Guess Apparel Spain, SL	75%	[10]

The remaining .1% is owned by Guess?, Inc.

The remaining 49% is owned by a third party
3
The remaining 17.3% is owned by Guess? IP GP LLC
4
The remaining 4% is owned by Guess? Holdings Korea Limited Liability Company
5
Dissolved effective February 15, 2008
6
The remaining 1% is owned by Guess Italia, Srl
7
The remaining 1% is owned by Guess? Apparel Retail, B.V.
8
The remaining 49% is owned by a third party
9
The remaining 25% is owned by a third party

The remaining 25% is owned by a third party

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  Exhibit 21.1
Guess?, Inc. List of Subsidiaries (as of 2/2/08)